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                                                                    EXHIBIT 4(e)


NO.                                                         ------------- SHARES


                  AIM GLOBAL UTILITIES FUND - CLASS B SHARES
                                       OF
                               AIM FUNDS GROUP
                          A DELAWARE BUSINESS TRUST


                                                            SEE REVERSE SIDE FOR
                                                             CERTAIN DEFINITIONS
THIS CERTIFIES THAT:

                                                               CUSIP 008879 76 9


is the holder of

    FULLY-PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST (PAR VALUE $.01 PER SHARE) of the above named Portfolio and Class of AIM FUNDS GROUP (the "Trust"), transferable on the books of the Trust by the registered holder hereof in person or by duly authorized attorney upon surrender of the certificate properly endorsed.

    This Certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust and all amendments thereof, copies of which are on file at the office of the Trust, to all of which the holder, by acceptance hereof assents.

    This Certificate is not valid unless countersigned by the Transfer Agent.

    IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed in its name by a Trustee and to be sealed with its Seal.


[DELAWARE BUSINESS TRUST SEAL]

                 Dated                         Countersigned:
                                               AIM FUND SERVICES, INC.
                                               Transfer Agent
                                               (Houston, Texas)



                 /s/  Charles T. Bauer
                          Trustee


                                               By
                                                  ------------------------------
                                                      Authorized Signature


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     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
     TEN COM       -as tenants in common
     TEN ENT       -as tenants by the entireties
     JT TEN        -as joint tenants with right of survivorship and not as
                    tenants in common

UNIF GIFT MIN ACT- ____________   Custodian ___________ under Uniform Gifts
                     (Cust)                   (Minor)

                   to Minors Act _______________________
                                         (State)

Additional abbreviations may also be used though not in the above list.




For value received, ___________________________ hereby sell, assign and transfer

       PLEASE INSERT SOCIAL SECURITY OR OTHER
           IDENTIFYING NUMBER OF ASSIGNEE

unto   /____________________________________/ _________________________________

Please print or type name and address including zip code of assignee.
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ shares of common stock represented by the within certificate, and hereby irrevocably constitute and appoint

______________________________________________________________________  attorney to transfer the said shares on the books of the within mentioned Corporation with full power of substitution in the premises.

Dated ______________________________________

___________________________________________________________________

Signature guaranteed:

___________________________________________________________________

     Acceptable guarantors include banks, brokers-dealers, credit unions, national securities exchanges, savings associations and any other organization, provided that such institution or organization qualifies as an "eligible guarantor institution" as that term is defined in rules adopted by the Securities and Exchange Commission, and further provided that such guarantor institution is listed in one of the reference guides contained in the Transfer Agent's current Signature Guarantee Standards and Procedures, such as certain domestic banks, credit unions, securities dealers, or securities exchanges. The Transfer Agent will also accept signatures with either: (1) a signature guaranteed with a medallion stamp of the STAMP Program, or (2) a signature guaranteed with a medallion stamp of the New York Stock Exchange Medallion Signature Program, provided that in either event, the amount of the transaction involved does not exceed the surety coverage amount indicated on the medallion.

     The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations and any preferences, limitations as to dividends, qualifications, terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, differences in the relative rights and preferences between the shares of each series to the extent they have been set, and authority of the Board of Trustees to set the relative rights and preferences of each series.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.